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Exhibit 99.4

Adopted:

AUDIT COMMITTEE CHARTER

OF

CAPSTAR ACQUISITION CORP.

I.     Purpose

        The Audit Committee is appointed by the Board of Directors ("Board") of Capstar Acquisition Corp. (the "Company") to assist the Board in monitoring (i) the integrity of the annual, quarterly and other financial statements of the Company, (ii) the independent auditor's qualifications and independence, (iii) the performance of the Company's independent auditor and (iv) the compliance by the Company with legal and regulatory requirements. The Audit Committee shall also review and approve all related-party transactions arising after the date hereof and prepare the report required by the rules of the Securities and Exchange Commission ("SEC") to be included in the Company's annual proxy statement.

II.    Committee Membership

        The Audit Committee shall consist of three or more members, absent a temporary vacancy. The Audit Committee shall meet the "Independent Directors and Audit Committee" requirements of the American Stock Exchange and the independence and experience requirements of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations of the SEC.

        The members of the Audit Committee shall be appointed by the Board. Audit Committee members may be replaced by the Board. There shall be a Chairman of the Audit Committee (the "Chairman"), whom shall also be appointed by the Board. The Chairman shall be a member of the Audit Committee and, if present, shall preside at each meeting of the Audit Committee. The Chairman shall advise and counsel with the executives of the Company and shall perform such other duties as may from time to time be assigned to the Chairman by the Audit Committee or the Board.

III.  Meetings

        The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet periodically with management and the Company's independent auditor in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

IV.    Committee Authority and Responsibilities

        The Audit Committee shall have the sole authority to appoint or replace the Company's independent auditor. The Audit Committee shall be directly responsible for determining the compensation and oversight of the work of the Company's independent auditor (including resolution of disagreements between management and the Company's independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The Company's independent auditor shall report directly to the Audit Committee.

        The Audit Committee shall pre-approve all auditing services and permitted non-audit services to be performed for the Company by the Company's independent auditor, including the fees and terms thereof (subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit). The Audit Committee may form and delegate authority to subcommittees of the Audit Committee consisting of one or more Audit Committee members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

        The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to (i) the Company's independent auditor for the purpose of rendering or issuing an audit report and (ii) any advisors employed by the Audit Committee.

        The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval. The Audit Committee annually shall review the Audit Committee's own performance.

        The Audit Committee shall:

  A.
  Financial Statement and Disclosure Matters

  1.
  Meet with the Company's independent auditor prior to the audit to review the scope, planning and staffing of the audit.

  2.
  Review and discuss with management and the Company's independent auditor the Company's annual audited financial statements, and recommend to the Board whether the Company's audited financial statements should be included in the Company's Annual Report on Form 10-K.

  3.
  Review and discuss with management and the Company's independent auditor the Company's quarterly financial statements prior to the filing of the Company's Quarterly Report on Form 10-Q with the SEC, including the results of the review of the Company's quarterly financial statements by the Company's independent auditor.

  4.
  Discuss with management and the Company's independent auditor, as appropriate, significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including:

  (a)
  any significant changes in the Company's selection or application of accounting principles;

  (b)
  the Company's critical accounting policies and practices;

  (c)
  all alternative treatments of financial information within GAAP that have been discussed with management and the ramifications of the use of such alternative accounting principles;

  (d)
  any major issues as to the adequacy of the Company's internal controls and any special steps adopted in light of material control deficiencies; and

  (e)
  any material written communications between the Company's independent auditor and management, such as any management letter or schedule of unadjusted differences.

  5.
  Discuss with management the Company's earnings press releases generally, including the use of "pro forma" or "adjusted" non-GAAP information, and any financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be general and include the types of information to be disclosed and the types of presentations to be made.

  6.
  Discuss with management and the independent auditor the effect on the Company's financial statements of (i) regulatory and accounting initiatives and (ii) off-balance sheet structures.

    7.
    Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

    8.
    Discuss with the Company's independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

    9.
    Review disclosures made to the Audit Committee by the Company's chief executive officer and chief financial officer (or individuals performing similar functions) during their certification process for the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q about any significant deficiencies and material weaknesses in the design or operation of the Company's internal control over financial reporting and any fraud involving management or other employees who have a significant role in the Company's internal control over financial reporting.

  B.
  Oversight of the Company's Relationship with the Independent Auditor

  1.
  At least annually, obtain and review a report from the Company's independent auditor, consistent with Independence Standards Board Standard 1, regarding (i) the internal quality-control procedures of the Company's independent auditor, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (iii) any steps taken to deal with any such issues and (iv) all relationships between the Company's independent auditor and the Company.

  2.
  Evaluate the qualifications, performance and independence of the Company's independent auditor, including whether the independent auditor's quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor's independence, and taking into account the opinions of management and the internal auditor. The Audit Committee shall present its conclusions with respect to the Company's independent auditor to the Board.

  3.
  Verify the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the Company's independent auditing firm on a regular basis.

  4.
  Oversee the Company's hiring of employees or former employees of the Company's independent auditor who participated in any capacity in the audit of the Company.

  5.
  Be available to the Company's independent auditor during the year for consultation purposes.

  C.
  Compliance Oversight Responsibilities

  1.
  Obtain assurance from the Company's independent auditor that Section 10A(b) of the Exchange Act has not been implicated.

  2.
  Review and approve all related-party transactions.

  3.
  Inquire and discuss with management the Company's compliance with applicable laws and regulations and with the Company's Code of Ethics in effect at such time, if any, and, where applicable, recommend policies and procedures for future compliance.

    4.
    Establish procedures (which may be incorporated in the Company's Code of Ethics, in effect at such time, if any) for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or reports which raise material issues regarding the Company's financial statements or accounting policies.

    5.
    Discuss with management and the Company's independent auditor any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company's financial statements or accounting policies.

    6.
    Discuss with the Company's General Counsel legal matters that may have a material impact on the Company's financial statements or the Company's compliance policies.

    7.
    Review and approve all payments made to the Company's officers and directors or its or their affiliates, other than those disclosed in the Registration Statement on Form S-1 filed by the Company with the SEC to register the Company's initial public offering (the "Registration Statement"). Any payments made to members of the Audit Committee will be reviewed and approved by the Board, with the interested director or directors abstaining from such review and approval.

    8.
    Review the terms of all agreements (the "IPO Agreements") between the Company and any of its officers or directors included as exhibits to the Registration Statement at each quarterly meeting of the Audit Committee to determine whether the parties to each IPO Agreement are in compliance with such agreement. If any noncompliance is identified, then the Audit Committee shall immediately take all action necessary to rectify the noncompliance or otherwise cause compliance with the requirements of the Company's certificate of incorporation as in effect on the such date, or the terms and provisions of each IPO Agreement.

V.     Limitation of Audit Committee's Role

        While the Audit Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with GAAP and applicable rules and regulations. These are the responsibilities of management and the Company's independent auditor.

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  Exhibit 99.4
AUDIT COMMITTEE CHARTER OF CAPSTAR ACQUISITION CORP.